Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements combine (i) the historical balance sheets of ISG and Alsbridge as of September 30, 2016, giving pro forma effect to the acquisition as if it had occurred on September 30, 2016, and (ii) the historical statements of operations of ISG and Alsbridge for the year ended December 31, 2015 and for the nine months ended September 30, 2016, giving pro forma effect to the acquisition as if it had occurred on January 1, 2015.  The historical consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the acquisition and, with respect to the unaudited pro forma condensed combined statements of operations only, expected to have a continuing impact on the results of the combined company.

The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required ISG’s management to make certain assumptions and estimates.  The unaudited pro forma condensed combined financial statements should be read together with:

•                  The accompanying notes to the unaudited pro forma condensed combined financial statements;

•                  ISG’s audited historical consolidated financial statements and accompanying notes included in ISG’s Annual Report on 10-K for the year ended December 31, 2015;

•                  Alsbridge’s audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015, attached as Exhibit 99.2 to this Form 8-K;

•                  ISG’s unaudited historical consolidated financial statements and accompanying notes included in ISG’s Quarterly Report on Form 10-Q for the nine month periods ended September 30, 2016; and

•                  Alsbridge’s unaudited historical consolidated financial statements and accompanying notes as of and for the nine month periods ended September 30, 2016, attached as Exhibit 99.3 to this Form 8-K.

The quarterly and annual reports referred to above are incorporated by reference into this Form 8-K.

The acquisition will be accounted for under the acquisition method of accounting for business combinations pursuant to the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations,” (“ASC 805”) with ISG identified as the acquirer.  The pro forma adjustments are based upon available information and assumptions that ISG believes are reasonable.  Under the acquisition method of accounting, the total purchase price will be allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various estimates of their respective fair values.  ISG is determining the estimated fair values of certain assets and liabilities with the assistance of third-party valuation specialists and has engaged a third-party appraiser to assist management to perform a valuation of the acquired intangible assets.  The purchase price allocations set forth in the following unaudited pro forma condensed combined financial statements are based on preliminary valuation estimates of Alsbridge’s intangible assets.  Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill.  The final valuations, and any interim updated preliminary valuation estimates, may differ materially from these preliminary valuation estimates and, as a result, the final allocation of the purchase price may result in reclassifications of the allocated amounts that are materially different from the purchase price allocations reflected below.  Any material change in the valuation estimates and related allocation of the purchase price would materially impact ISG’s depreciation and amortization expenses, the unaudited pro forma condensed combined financial statements and ISG’s results of operations after the acquisition.

The unaudited pro forma condensed combined financial statements have been prepared by ISG management in accordance with Article 11 of Regulation S-X promulgated by the SEC and are not necessarily indicative of the consolidated financial condition of results of operations that might have been achieved had the transaction been completed as of the dates indicated, nor are they meant to be indicative of any anticipated consolidated financial condition or future results of operations that the combined company will experience after the transaction. In addition, the accompanying unaudited pro forma condensed combined statements of operations do not include any pro forma adjustments to reflect expected revenue synergies, expected cost savings or restructuring actions that may be achievable, or the impact of any non-recurring activities.

Certain financial information of Alsbridge, as presented in its historical consolidated financial statements, has been reclassified to conform to the historical presentation in ISG’s consolidated financial statements, for purposes of preparing the unaudited pro forma consolidated financial statements.  Refer to Note 3 of the unaudited pro forma condensed combined financial statements for an explanation of these reclassifications.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2016

(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	ISG	Alsbridge	Adjustments		As Adjusted

Assets
Current assets
Cash and cash equivalents	$19,133	$2,742	$(4,348)	(5a)	$17,527
Accounts and unbilled receivables, net	49,951	18,770	(1,988)	(5b)	66,733
Deferred tax asset	1,988	1,354	(268)	(5c)	3,074
Prepaid expenses and other assets	2,671	1,437	—		4,108
Total current assets	73,743	24,303	(6,604)		91,442

Restricted cash	338	—	—		338
Furniture, fixtures and equipment, net	3,510	2,922	(1,300)	(5d)	5,132
Goodwill	42,164	39,199	3,419	(5e)	84,782
Intangible assets	11,871	1,796	23,329	(5f)	36,996
Other assets	5,754	287	(2,512)	(5g)	3,529
Total assets	$137,380	$68,507	$16,332		$222,219

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,348	$254	$—		$7,602
Current maturities of long-term debt	2,250	7,673	(4,423)	(5h)	5,500
Deferred revenue	4,255	2,304	(696)	(5i)	5,863
Accrued expenses	17,386	5,981	346	(5j)	23,713
Total current liabilities	31,239	16,212	(4,773)		42,678

Long-term debt, net of current maturities	56,519	5,107	46,813	(5k)	108,439
Notes payable			7,000	(5l)	7,000
Deferred tax liabilities	—	446	3,672	(5m)	4,118
Other liabilities	6,578	687	1,017	(5n)	8,282
Total Liabilities	94,336	22,452	53,729		170,517

Redeemable noncontrolling interest	1,121	—	—		1,121

Stockholders’ equity
Preferred stock, $.001 par value	—	36,482	(36,482)	(5o)	—
Common stock, $.001 par value	38	—	3	(5p)	41
Additional paid-in-capital	205,002	5,095	5,846	(5q)	215,943
Treasury stock (2,268 and 758 common shares, respectively, at cost)	(9,037)	—	—		(9,037)
Accumulated other comprehensive income	(6,547)	(537)	537	(5r)	(6,547)
Retained earnings (accumulated deficit)	(147,533)	5,015	(7,301)	(5s)	(149,819)
Total stockholders’ equity	41,923	46,055	(37,397)		50,581
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$137,380	$68,507	$16,332		$222,219

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2016

(in thousands, except share and per share data)

	Historical	Historical	Pro Forma		Pro Forma
	ISG	Alsbridge	Adjustments		As Adjusted

Revenue	$162,212	$46,104	$—		$208,316

Operating expenses
Direct costs and expenses for advisors	98,433	18,231			116,664
Selling, general and administrative	52,428	24,378	(393)	(6a)	76,413
Depreciation and amortization	5,386	1,086	2,127	(6b)	8,599
Operating income (loss)	5,965	2,409	(1,734)		6,641

Interest income	24	—	—		24
Interest expense	(1,590)	(638)	(2,104)	(6c)	(4,332)
Foreign currency transaction (loss) gain	(300)	32			(268)
Total other (expense) income	(1,866)	(606)	(2,104)		(4,576)

Net income (loss) before taxes	4,099	1,803	(3,838)		2,064

Income tax provision (benefit)	2,331	1,456	(1.343)	(6d)	2,444

Net income (loss)	$1,768	$347	$(2,495)		$(380)

Net income attributable to noncontrolling interest	123				123

Net income (loss) attributable to ISG	$1,645	$347	$(2,495)		$(503)

Weighted average shares outstanding :
Basic	36,219		3,200	(6e)	39,419

Diluted	36,977		3,200	(6e)	40,177

Earnings per share attributable to ISG:
Basic	$0.05				$(0.01)

Diluted	$0.05				$(0.01)

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2015

(in thousands, except share and per share data)

	Historical	Historical	Pro Forma		Pro Forma
	ISG	Alsbridge	Adjustments		As Adjusted

Revenue	$209,240	$69,868	$		$279,108

Operating expenses
Direct costs and expenses for advisors	124,701	27,627			152,328
Selling, general and administrative	67,841	29,153			96,994
Depreciation and amortization	7,083	1,311	3,804	(6b)	12,198
Operating income (loss)	9,615	11,777	(3,804)		17,588

Interest income	14	—	—		14
Interest expense	(1,789)	(855)	(3,481)	(6c)	(6,125)
Foreign currency transaction gain (loss)	303	(24)	—		279
Total other (expense) income	(1,472)	(879)	(3,481)		(5,832)

Net income (loss) before taxes	8,143	10,898	(7,285)		11,756

Income tax provision (benefit)	3,189	4,337	(2,550)	(6d)	4,976

Net income (loss)	$4,954	$6,561	$(4,735)		$6,780

Net income attributable to noncontrolling interest	113				113

Net income (loss) attributable to ISG	$4,841	$6,561	$(4,735)		$6,667

Weighted average shares outstanding :
Basic	37,186		3,200	(6e)	40,386

Diluted	38,936		3,200	(6e)	42,136

Earnings per share attributable to ISG:
Basic	$0.13				$0.17

Diluted	$0.13				$0.16

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.              Description of Transaction and Basis of Presentation

On December 1, 2016, a wholly-owned subsidiary of Information Services Group, Inc. (“ISG” or the “Company”) executed an Agreement and Plan of Merger (the “Merger Agreement”), by and among Alsbridge Holdings, Inc., a Delaware corporation (“Alsbridge”), ISG Information Services Group Americas, Inc., a Texas corporation (“Parent”), Gala Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”), and LLR Equity Partners III, L.P., solely in its capacity as representative of the equity holders of Alsbridge, pursuant to which Acquisition Sub merged with and into Alsbridge with Alsbridge becoming an indirect wholly-owned subsidiary of ISG (the “Merger”).

Under the terms of the Merger Agreement, Parent paid to the former security holders of Alsbridge merger consideration with an aggregate value equal to approximately $74 million, consisting of $56 million in cash, an aggregate of $7 million in unsecured subordinated promissory notes (the “Notes”) and 3.2 million shares of ISG’s common stock, par value $0.001 per share (“ISG Stock”) (collectively, the “Merger Consideration”).  The stockholders of Alsbridge also could receive contingent consideration in an aggregate amount up to approximately $2.5 million based upon the collection of certain accounts receivable.  The fair value of this contingent consideration has been determined to be $1.5 million.

To facilitate the transaction, on December 1, 2016, the Company entered into an amended and restated senior secured credit facility comprised of a $110 million term loan facility and a $30 million revolving credit facility, amending and restating the senior secured credit facility entered into on May 3, 2015 (“Amended and Restated Credit Agreement”).

The unaudited pro forma consolidated financial statements were prepared using the acquisition method of accounting in accordance with ASC 805 with ISG as the acquiring entity.  Under ASC 805, all of Alsbridge’s assets acquired and liabilities assumed were recognized at their fair values as of the acquisition date.

2.              Accounting Policies

As part of preparing the unaudited pro forma consolidated financial statements, ISG conducted a review of the accounting policies of Alsbridge to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to ISG’s accounting policies and classifications.  During the preparation of these unaudited pro forma consolidated financial statements, ISG did not become aware of any material differences between accounting policies of ISG and Alsbridge, except for certain reclassifications necessary to conform to ISG’s financial presentation, and accordingly, these unaudited pro forma consolidated financial statements do not assume any material differences in accounting policies between ISG and Alsbridge.  The results of this review are included in Note 3.

3.              Alsbridge Conforming Adjustments

Financial information of Alsbridge in the “Historical Alsbridge” column of the unaudited pro forma consolidated financial statements represents the reported balances of Alsbridge reclassified to conform to the presentation in ISG’s consolidated financial statements as set forth below (in thousands):

Reclassification of the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2016.

	Before	Reclassification		After
	Reclassification	Amount	Ref.	Reclassification

Accounts and unbilled receivables, net	$8,659	$10,111	1, 2, 3	$18,770
Other receivable	328	(328)	1	—
Taxes receivable	53	(53)	2	—
Unbilled revenue	9,730	(9,730)	3	—
Deferred financing costs	42	(42)	4	—
Other assets	245	42	4	287
Current maturities of long-term debt	3,173	4,500	5	7,673
Line of credit	4,500	(4,500)	5	—
Accrued expenses	5,691	290	6	5,981
Capital lease obligations, current portion	290	(290)	6	—
Other liabilities	3	684	7, 8	687
Capital lease obligations, less current portion	122	(122)	7	—
Deferred rent	562	(562)	8	—

Reference:

1.	Represents reclassification of $0.3 million from “Other receivable” to “Accounts and unbilled receivables, net.”

2.	Represents reclassification of $53 thousand from “Taxes receivable” to “Accounts and unbilled receivables, net.”

3.	Represents reclassification of $9.7 million from “Unbilled revenue” to “Accounts and unbilled receivables, net.”

4.	Represents reclassification of $42 thousand from “Deferred financing costs” to “Other assets.”

5.	Represents reclassification of $4.5 million from “Line of credit” to “Current maturities of long-term debt.”

6.	Represents reclassification of $0.3 million from “Capital lease obligations, current portion” to “Accrued expenses.”

7.	Represents reclassification of $0.1 million from “Capital lease obligation, less current portion” to “Other liabilities.”

8.	Represents reclassification of $0.6 million from “Deferred rent” to “Other liabilities.”

Reclassification of the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2015.

	Before	Reclassification		After
	Reclassification	Amount	Ref.	Reclassification

Direct costs and expenses for advisors	$25,386	$2,241	1	$27,627
Selling, general and administrative	32,729	(3,576)	1, 2, 3	29,153
Depreciation and amortization	—	1,311	2	1,311
Foreign currency transaction gain (loss)	—	(24)	3	(24)

Reference:

1.	Represents reclassification of $2.2 million from “Selling, general and administrative” to “Direct costs and expenses for advisors” related to compensation and benefits.

2.	Represents reclassification of $1.3 million from “Selling, general and administrative” to “Depreciation and amortization.”

3.	Represents reclassification of $24 thousand from “Selling, general and administrative” to “Foreign currency transaction gain (loss).”

Reclassification of the Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2016.

	Before	Reclassification		After
	Reclassification	Amount		Reclassification

Direct costs and expenses for advisors	$14,721	$3,510	1	$18,231
Selling, general and administrative	28,942	(4,564)	1, 2, 3	24,378
Depreciation and amortization	—	1,086	2	1,086
Foreign currency transaction gain (loss)	—	32	3	32

Reference:

1.	Represents reclassification of $3.5 million from “Selling, general and administrative” to “Direct costs and expenses for advisors” related to compensation and benefits.

2.	Represents reclassification of $1.1 million from “Selling, general and administrative” to “Depreciation and amortization.”

3.	Represents reclassification of $32 thousand from “Selling, general and administrative” to “Foreign currency transaction gain (loss).”

4.              Preliminary Purchase Price Allocation

For purposes of the unaudited pro forma combined financial statements, the purchase price has been allocated based upon a preliminary estimate of the fair value of assets acquired and liabilities assumed.  The determination of the estimated fair value required management to make significant estimates and assumptions.  These estimates and assumptions of the fair value allocation are preliminary and subject to change upon the finalization of the appraisals and other valuation analyses, which are in the process of being completed.  The final allocation could be materially different from the preliminary allocation set forth in these unaudited pro forma combined financial statements.  Although the final determinations may result in asset and liability fair values that are materially different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of the Company.

The following is a preliminary estimate of the purchase consideration to Alsbridge shareholders and the allocation of the purchase price to acquired identifiable assets and assumed liabilities (in thousands):

Calculation of Allocable Purchase Price:

Cash consideration	$56,000
Notes payable	7,000
Common stock(1)	10,944
Contingent consideration(2)	1,456
Total allocable purchase price	$75,400

Estimated Allocation of Purchase Price:

Cash	$2,742
Current assets	19,305
Furniture, fixtures and equipment	1,622
Other assets	2,199
Customer relationships	17,194
Covenants not-to-compete	239
Databases	7,692
Non-interest bearing liabilities	(9,417)
Deferred income tax liability	(8,794)
Net value of identified assets	32,782
Goodwill	42,618
Total net assets acquired	$75,400

(1)         3,2000,000 shares issued at $3.42 per share as part of the Merger Consideration

(2)         Estimated fair value of the contingent consideration

The preliminary allocation to intangible assets and the amortization period were as follows (in thousands):

	Preliminary
	Purchase Price
	Allocation	Asset Life
Amortizable intangible assets:
Customer relationships	$17,194	15 years
Covenants not-to-compete	239	5 years
Databases - ProBenchmark	1,099	15 years
Databases -Network Advisors	6,593	15 years
Total indentified intangible assets	$25,125

Amortization expense for the five years subsequent to December 31, 2016, are as follows (in thousands):

2017	$4,496
2018	3,573
2019	2,832
2020	2,285
2021	1,878
Thereafter	9,515
$24,579

Some of the more significant assumptions inherent in the development of the valuations include the estimated annual net cash flows for each definite lived intangible assets, the appropriate discount rate that reflects the risk inherent in each future cash flow stream, competitive trends as well as other factors.  The assumptions used in the financial forecasts are determined utilizing primarily historical data, supplemented by current and anticipated market conditions, product category growth rates, management plans, and market comparable.  Fair value determinations require considerable judgement and are sensitive to changes in underlying assumptions and factors.  Preliminary assumptions may change and may result in significant changes to the final valuation.

5.              Unaudited Pro Forma Consolidated Balance Sheet Adjustments

Adjustments included in the “Pro Forma Adjustments” column in the accompanying unaudited pro forma balance sheet as of September 30, 2016, are as follows:

		Increase
		(Decrease)
		As of
		September 30,
(in thousands)		2016
Assets
(5a)	Adjustments to cash:
	To reflect estimated transaction costs to be paid by ISG	$(3,719)
	Represents cash outflow from consideration paid.	(56,000)
	To reflect deferred financing costs to be paid by ISG for the debt issuance.	(2,721)
	To reflect the cash inflow from the term loan that was used to fund the cash consideration.	58,092
		(4,348)
(5b)	Represents the fair value adjustment in relation to Alsbridge’s accounts receivable that were assumed by ISG in the transaction.	(1,988)
(5c)	Represents the adjustments of deferred tax asset to fair market value of Alsbridge’s intangibles and deferred rent.	(268)
(5d)	Represents the fair market value adjustments of the acquired enterprise resource planning system and computer equipment.	(1,300)
(5e)	Adjustments to goodwill:
	Elimination of historical Alsbridge goodwill.	(39,199)
	To record goodwill determined as the preliminary acquisition consideration paid to effect the merger in excess of the estimated fair value of the net assets acquired.	42,618
		3,419
(5f)	Represents the estimate fair value adjustment to step-up Alsbridge’s intangible assets.	23,329
(5g)	Adjustments to other assets:
	To eliminate Alsbridge’s historical deferred financing costs.	(42)
	Reclassify deferred tax asset to net deferred tax liabilities upon consolidation	(4,424)
	To record an indemnification asset for the full amount of the accrued tax liability for positions taken by Alsbridge in tax returns filed before the acquisition date. ISG performed an independent assessment after the acquisition effective date and concluded its judgement on whether the positions would be more likely than not to be sustained. ISG has been indemnified from this liability per the Merger Agreement.	1,954
		(2,512)
	Total adjustments to assets	$16,332

		Increase
		(Decrease)
		As of
		September 30,
(in thousands)		2016
Liabilities
(5h)	Adjustments to current maturities of long-term debt:
	To record current portion of the new borrowings as part of the Merger.	$3,250
	Elimination of Alsbridge current portion of long-term debt that was not assumed in the Merger.	(7,673)
		(4,423)
(5i)	Adjustment to decrease the assumed deferred revenue obligations to fair market value. The fair value was determined based on the estimated costs to fulfill the remaining obligations plus a normal profit margin.	(696)
(5j)	Adjustments to accrued liabilities:
	To reduce tax payable to reflect income tax effect of transaction costs.	(1,231)
	To record Alsbridge's closing costs unpaid at transaction date.	36
	To record ISG's obligation to transfer cash collected from certain receivables assumed in the Merger to Alsbridge, which has been recognized at fair value.	1,456
	Represents the estimated tax liability of uncertain tax positions for payroll taxes. ISG performed an independent assessment after the acquisition effective date and concluded its judgement on whether the positions would be more likely than not to be sustained.	375
	Elimination of Alsbridge's capital lease obligation that was not assumed in the Merger.	(290)
		346
(5k)	Adjustments to long-term debt, net of current portion:
	To record non-current portion of the new borrowings as part of the Merger, net of deferred financing costs.	52,750
	To reflect deferred financing costs to be paid by ISG, net of the costs borrowed	(830)
	Elimination of Alsbridge non-current liabilities not assumed.	(5,107)
		46,813
(5l)	To record the Notes issued and included as part of the Merger Consideration.	7,000
(5m)	Adjustments to deferred tax liabilities:
	Represents the adjustment to record the deferred tax liabilities related to the intangibles assets being acquired.	8,794
	Reclassify deferred tax asset to net deferred tax liabilities upon consolidation	(4,424)
	Represents the adjustment to record the deferred tax liabilities related to the fair value adjustment to deferred revenue.	(244)
	Represents the adjustment to the fair market value of the enterprise resource planning system.	(454)
		3,672
(5n)	Represents the estimated tax liabilities of various uncertain tax benefits taken by Alsbridge in tax returns filed before the acquisition date. ISG performed an independent assessment after the acquisition effective date and concluded its judgement on whether the positions would be more likely than not to be sustained.	1,579
	Represents the adjustment to the fair market value of deferred rent.	(562)
		1,017
	Total adjustments to liabilities	$53,729

		Increase
		(Decrease)
		As of
		September 30,
(in thousands)		2016
Shareholders’ equity
(5o)	Elimination of Alsbridge historical preferred stock.	$(36,482)
(5p)	To record the par value for 3,200,000 ISG common shares issued as part of the Merger Consideration.	3
(5q)	Adjustments to additional paid-in-capital:
	Elimination of Alsbridge historical paid in capital.	(5,095)
	To reflect additional paid-in capital from the issuance of 3,200,000 ISG common shares as part of the Merger Consideration.	10,941
		5,846
(5r)	Elimination of Alsbridge historical accumulated other comprehensive income.	537
(5s)	Elimination of Alsbridge historical retained earnings.	(5,015)
	To reflect estimated transaction costs to be paid by ISG, net of tax.	(2,286)
		(7,301)
	Total adjustments to shareholders’ equity	$(37,397)
	Total adjustments to liabilities and shareholders’ equity	$16,332

6.              Unaudited Pro Forma Consolidated Statements of Operations Adjustments

Adjustments included in the “Pro Forma Adjustments” column in the accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and for the nine months ended September 30, 2016 are as follows:

		Increase	Increase
		(Decrease)	(Decrease)
		For the Nine	For the Year
		Months Ended	Ended
		September 30,	December 31,
(in thousands)		2016	2015
Expenses:

(6a)	Adjustment to selling, general and administrative to reverse nonrecurring transaction costs that have been incurred by ISG and Alsbridge as part of the Merger.	$(393)	$—
(6b)	Adjustments to depreciation and amortization:
	Adjustments to amortize the difference between the estimated fair value and historical value of Alsbridge enterprise resource planning system and intangibles.	(630)	(862)
	Adjustments to amortize Alsbridge intangible assets.	2,757	4,666
		2,127	3,804
(6c)	Adjustments to interest expense:
	Represents the elimination of historical interest expense associated with repaid debt and the Alsbridge debt that was not acquired.	2,179	2,511
	To record the estimated interest expense on the new debt raised in connection with the Merger and issued as part of the Merger Consideration. Each 0.125% change in assumed interest rates would result in an increase or decrease to pro forma interest expense $148 thousand for the year ended December 31, 2015 and $110 thousand for the nine months ended September 30, 2016.	(3,727)	(5,214)
	Adjustments to amortize the estimated new deferred financing costs using the effective interest rate method.	(556)	(778)
		(2,104)	(3,481)
	Total adjustments to net income (loss) before taxes	$(3,838)	$(7,285)
(6d)	Adjust to reflect the income tax impact on the unaudited pro forma adjustments using the U.S. statutory tax rate.	(1,343)	(2,550)
	Total adjustments to net income	$(2,495)	$(4,735)
(6e)	Represents ISG common shares issued as part of the Merger Consideration.